Exhibit 10.A.6

APPLE COMPUTER, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective as of April 21, 2005)

The following constitute the provisions of the Employee Stock Purchase Plan (herein called the “Plan”) of Apple Computer, Inc. (herein called the “Company”).

1.     Purpose.  The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.     Definitions.

(a)   “Board” shall mean the Board of Directors of the Company.

(b)   “Common Stock” shall mean the Common Stock, no par value, of the Company.

(c)   “Company” shall mean Apple Computer, Inc., a California corporation.

(d)   “Compensation” shall mean all regular straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items is specifically directed by the Board or its committee).

(e)   “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(f)    “Employee” shall mean:

(1)   any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(2)   Notwithstanding subsection (1), a different rule shall apply to an individual during any period (A) he or she receives compensation which is not initially treated by the Company as “wages”: for payroll tax purposes, (i.e. payments to such individual are not initially subjected by the Company to income tax, FICA tax, or other withholdings applicable to wages), if (B) he or she is ultimately determined to have been a common law employee of the Company during the period, although initially reported as an independent contractor or treated as employed by a payroll agency for the period in question. In that case, to the extent Section 423 requires such individual to be treated as retroactively eligible to have participated in the Plan, such individual shall be treated as an “Employee” during an offering period only to the extent that he or she satisfies the criteria set forth in the next sentence as of the start of the offering period. The two criteria are that: (A) the individual must be employed by the Company at least two years and (B) the individual is not a “highly compensated employee” within the meaning of Section 414(q) of the Internal Revenue Code of 1986. For the purpose of computing years of service, all service prior to a break in service shall be ignored to the extent permitted by Section 423. For the purpose of determining an individual’s status as a “highly compensated employee”, the rules in the Company’s Savings and Investment Plan shall apply.

(g)   “Plan” shall mean this Employee Stock Purchase Plan.

(h)   “Section 16 Person” shall mean any person participating in the Plan who has been designated by the Board of Directors as having authority to carry out policy-making functions such that the person is subject to the reporting and short-swing profit regulations of Section 16 of the Securities Exchange Act of 1934.

(i)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(j)    “1934 Act Section 16” shall mean Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

3.     Eligibility.

(a)   Any Employee as defined in Section 2 who shall be employed by the Company or one of its Designated Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended.

(b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

4.     Offering Dates.  The Plan shall be implemented by one offering during each six-month period of the Plan, commencing on or about January 1, 1981 and continuing thereafter until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5.     Participation.

(a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable offering date. Once filed, the subscription agreement shall remain effective for all subsequent offering periods until the participant withdraws from the Plan as provided in Section 10 hereof or files another subscription agreement.

(b)   Payroll deductions for a participant shall commence on the first payroll following the commencement offering date and shall continue at the same rate until such time as the participant withdraws from the Plan as provided in Section 10 hereof or another subscription agreement is filed which changes the rate of payroll deductions.

6.     Payroll Deductions.

(a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during subsequent offering periods at a rate not exceeding ten percent (10%) of the Compensation which he or she received on such payday, and the aggregate of such payroll deductions during any offering period shall not exceed ten percent (10%) of his or her aggregate Compensation during said offering period.

(b)   All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c)   A participant may discontinue his or her participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his or her payroll deductions (within the limitations set forth in subsection (a) above) during an offering period by completing and filing with the Company a new authorization for payroll deductions. The change in rate shall be effective within fifteen (15) days following the Company’s receipt of the new authorization.

(d)   A participant may increase his or her rate of payroll deductions (within the limitations set forth in subsection (a) above) to be effective for the next offering period by completing and filing with the Company a new authorization for payroll deductions at least fifteen (15) days before the beginning of said offering period.

7.     Grant of Option.

(a)   At the beginning of each six-month offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing the Employee’s accumulated payroll deductions (not to exceed an amount equal to ten percent (10%) of his or her Compensation during the applicable offering period) by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the date of the commencement of said offering period, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the date of the expiration of the offering period, subject to the limitations set forth in Sections 3(b) and 12 hereof, and subject to the following limitation: The number of shares of the Company’s Common Stock subject to any option granted to an Employee pursuant to this Plan shall not exceed two hundred percent (200%) of the number of shares of the Company’s Common Stock determined by dividing an amount equal to ten percent (10%) of the Employee’s semi-annual Compensation as of the date of the commencement of the applicable offering period by eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the date of the commencement of said offering period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b)   The option price per share of such shares shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the six-month offering period; or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the time the option is exercised at the termination of the six-month offering period. The fair market value of the Company’s Common Stock on a given date shall be the mean of the reported bid and asked prices for that date, or if the Common Stock is listed on an exchange or quoted on the Nasdaq National Market, the closing sale price on such exchange or quotation system for that date.

8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.     Delivery; Roll-Over of Fractional Share Interests.

As promptly as practicable after the termination of each offering, the Company shall arrange for the delivery to each participant, as appropriate, of a certificate representing the number of full shares purchased upon exercise of his or her option. No fractional shares shall be issued. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each offering period which is insufficient to purchase a full share of Common Stock of the Company subject to option shall remain in such participant’s account and shall be applied to the next succeeding offering period unless the participant has withdrawn as to future offering periods, in which case such cash shall be returned to said participant. Any cash attributable to shares in excess of the number of shares subject to option to the participant (as determined in accordance with Section 7(a) hereof) shall be returned to the participant.

10.   Withdrawal; Termination of Employment.

(a)   A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the end of the offering period by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

(b)   Upon termination of the participant’s employment prior to the end of the offering period for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c)   In the event an Employee fails to remain in the continuous employ of the Company or one of its Designated Subsidiaries for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option terminated.

(d)   Except as provided in Section 3(a) with respect to Section 16 Persons, a participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. However, a new subscription agreement will have to be filed in such case.

11.   No Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.   Stock.

(a)   The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be seventy million (70,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares authorized but unissued. The maximum number of shares of the Company’s Common Stock available for sale in any offering period will be established by the committee of the members of the Board administering the Plan from time to time, prior to an offering period for all options to be granted during such offering period, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If at the termination of any offering period the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall promptly notify the participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the offering period without issuance of any shares or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Plan such that all options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares under the Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan. The Company shall promptly notify participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each participant all payroll deductions not applied towards the purchase of shares.

(b)   The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and the spouse of the participant.

13.   Administration.  The Plan shall be administered by a committee of members of the Board of Directors, which committee shall be appointed by the Board. The administration, interpretation or application of the Plan by such committee shall be final, conclusive and binding upon all participants. Members of the committee shall not be permitted to participate in the Plan.

14.   Designation of Beneficiary.

(a)   A participant may indicate in his or her subscription agreement, or may file a written designation of beneficiary with respect to, a person who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the end of the offering period.

(b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.   Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.   Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.   Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually within a reasonable period of time following the stock purchase date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased, the amount of cash rolled over into the next offering period and the remaining cash balance, if any.

18.   Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option under the Plan, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.   Amendment and Termination of the Plan.

(a)   Amendment and Termination.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant under any option theretofore granted without his or her consent.

(b)   Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or with Section 423 of the Internal Revenue Code of 1986, as amended (or any successor statute or rule or other applicable law, rule or regulation), such shareholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)   Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

20.   Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the participant on the human resources records of the Company or when posted on AppleLink or any substitute general electronic messaging and bulletin board system utilized by the Company.

21.   Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of Law.

22.   Non-U.S. Employees.  With respect to the Company or any of its Designated Subsidiaries which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Board may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law to meet the objectives and purpose of the Plan, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.